Exhibit 10.21

[Company Letterhead]

July 9, 2008

Robert Scroop

XXXXXXXXXXXX

San Diego, CA 92129

Re:	Employment, Separation and General Release Agreement
dated February 14, 2008

Dear Bob:

Reference is made to the above-referenced agreement (the “Agreement”).  Such Agreement provides for your Separation Date as August 14, 2008.  By execution of this letter agreement, the parties acknowledge that they would like to extend the Separation Date to October 14, 2008.  No other terms of the Agreement shall change.

Please acknowledge your consent to the change in your Separation Date by signing the below acknowledgement and returning it to me at your earliest convenience.

Very truly yours,

OVERLAND STORAGE, INC.

/s/ Vernon A. LoForti
Vernon A. LoForti
President and CEO

ACCEPTED AND AGREED:

By:	/s/ Robert Scroop
Name: Robert Scroop